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EXHIBIT 4.6

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

Among

Washington Mutual Bank
Washington Mutual Bank fsb
(Sellers)

and

WaMu Asset Acceptance Corp.
 (Purchaser)

Dated as of October 25, 2005

Residential First Lien Mortgage Loans
Flow Delivery Program

EXHIBITS

Exhibit A	CONTENTS OF MORTGAGE FILE

Exhibit B	TERM SHEET

Exhibit C	CONFIDENTIAL PRICING SUPPLEMENT

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT dated as of October 25, 2005 is among WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser, Washington Mutual Bank, a federal savings association, as seller, and Washington Mutual Bank fsb, a federal savings bank, as seller.

PRELIMINARY STATEMENT

WHEREAS, in reliance upon the representations, warranties and covenants of each Seller contained here, the Purchaser desires to purchase from each Seller, from time to time, and each Seller desires to sell to the Purchaser, from time to time, certain residential first lien mortgage loans, subject to the terms and conditions of this Agreement, without recourse;

WHEREAS, the Purchaser and the Sellers desire to prescribe in this Agreement the manner of sale by each Seller and purchase by the Purchaser of such mortgage loans;

WHEREAS, following each purchase of mortgage loans from the Sellers, the Purchaser intends to effect a Sale (as defined below) with respect to those mortgage loans; and

WHEREAS, the Purchaser and the Sellers desire that Washington Mutual Bank shall service the mortgage loans pursuant to a Pooling and Servicing Agreement (as defined below).

NOW, THEREFORE, the Purchaser and the Sellers agree as follows:

ARTICLE 1.

 DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Agreement:  This Mortgage Loan Purchase and Sale Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

Appraised Value:  With respect to any (i) Mortgage Loan that is not a Streamlined Mortgage Loan or ROV Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property; provided, however, that if such Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property; (ii) ROV Mortgage Loan, the lesser of (a) the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property; provided, however, that if such ROV Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the residential appraisal review made in connection with the origination of such ROV Mortgage Loan as the value of the related Mortgaged Property; and (iii) Streamlined Mortgage Loan, the value set forth in the appraisal made in connection with the origination of the mortgage loan being refinanced.

ARM Loan:  A Mortgage Loan as to which the related Mortgage Note provides that the Mortgage Interest Rate may be adjusted periodically.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease by the Mortgagor to the originator of the Cooperative Loan.

Breaching Seller:  As defined in Section 3.3(b).

Buydown Agreement:  An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

Buydown Fund:  A fund provided by the originator of a Mortgage Loan or another Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such Buydown Loan for a period.

Buydown Loan:  A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such Mortgage Loan.

Certificates:  As defined in the applicable Term Sheet.

Closing Date:  With respect to any Mortgage Loan, the meaning set forth in the applicable Term Sheet.

Closing Date Loan-to-Value Ratio:  With respect to any Mortgage Loan, the Cut-Off Date Principal Balance of such Mortgage Loan divided by the value of the related Mortgaged Property as of the related Closing Date.

Code:  The Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

Confidential Pricing Supplement:  A Confidential Pricing Supplement with respect to the Mortgage Loans purchased by the Purchaser from a Seller on a Closing Date, in substantially the form attached as Exhibit C hereto.

Cooperative:  A private cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein, and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment:  A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement in accordance with the laws of the state in which the building is located.

Cooperative Lease:  With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loan:  A Mortgage Loan made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by the related Cooperative Stock and the related Cooperative Lease, together with (i) the related Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) the related assignment or mortgage of the Cooperative Lease, (iv) the related financing statements, (v) the related stock power or other similar instrument and (vi) the related Recognition Agreement.

Cooperative Stock:  With respect to a Cooperative Loan, the stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate:  With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Current Loan-to-Value Ratio:  As used in Section 2.4(b), the Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value; and as used in Section 3.1, the Cut-Off Date Principal Balance of a Mortgage Loan divided by the Appraised Value.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment (including a Monthly Payment received prior to its scheduled Due Date, which is intended to be applied on its scheduled Due Date) or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan.

Custodian:  As defined in the related Term Sheet.

Cut-Off Date:  As to each Mortgage Loan, the first day of the month in which the applicable Closing Date occurs.

Cut-Off Date Principal Balance:  As to each Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid as of the close of business on the applicable Cut-Off Date, after deduction and application of all payments of principal due on or before such Cut-Off Date, whether or not received.

Destroyed Mortgage Note:  A Mortgage Note the original of which (or a portion of the original of which) was permanently lost or destroyed and has not been replaced.

Disclosure Documents:  As defined in Section 6.2(a).

Due Date:  With respect to any Mortgage Loan, the day of the month on which Monthly Payments on such Mortgage Loan are due, exclusive of any days of grace, which day shall be the first day of the month unless otherwise specified on the related Mortgage Loan Schedule.

Fannie Mae:  The Federal National Mortgage Association and any successor thereto.

FHA:  The Federal Housing Administration, or any successor thereto.

Freddie Mac:  The Federal Home Loan Mortgage Corporation and any successor thereto.

High Cost/Covered Loan:  As defined in the related Term Sheet.

Index:  With respect to any ARM Loan, the index set forth in the related Mortgage Note, which index is added to the Margin to determine the Mortgage Interest Rate on each date on which the Mortgage Interest Rate is subject to adjustment.

Initial Interest Rate Adjustment Date:  With respect to any ARM Loan, the initial Due Date on which an adjustment to the Mortgage Interest Rate of such ARM Loan becomes effective.

Margin:  With respect to any ARM Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the related Mortgage Loan Schedule.

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

MERS Loan:  Any Mortgage Loan registered on the MERS® System for which MERS appears as the mortgagee of record on the related Mortgage or on an assignment thereof.

MERS® System:  The system of electronically recording transfers of Mortgages maintained by MERS.

MIN:  The Mortgage Identification Number for a MERS Loan.

MOM Loan:  A MERS Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the mortgagee of record on the related Mortgage.

Monthly Payment:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan which is due on the related Due Date for such Mortgage Loan.

Mortgage:  The mortgage, deed of trust, or other instrument securing a Mortgage Note.

Mortgage File:  With respect to any Mortgage Loan, the documents or instruments with respect to such Mortgage Loan described in Exhibit A hereto.

Mortgage Interest Rate:  With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage Loan:  Each mortgage loan and cooperative loan (if any), including each Substitute Mortgage Loan, listed on the Mortgage Loan Schedule to a Term Sheet. With respect to each Mortgage Loan that is a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to, the Mortgage Note and the related Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Stock Certificate and Cooperative Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to, the Mortgage Note and the related Mortgage.

Mortgage Loan Schedule:  The Schedule of Mortgage Loans (which may consist of one or more separate schedules) attached as Schedule I to a Term Sheet. The Mortgage Loan Schedule shall set forth at least the following information with respect to each Mortgage Loan listed therein to the extent applicable: (i) its loan number, (ii) the city, state and zip code of the Mortgaged Property, (iii) the Appraised Value of the property subject to the Mortgage, (iv) the Cut-Off Date Principal Balance, (v) (a) in the case of each Mortgage Loan that is not an ARM Loan, the Mortgage Interest Rate of the Mortgage Note and (b) in the case of each ARM Loan, the Mortgage Interest Rate, as of the Cut-Off Date, of the Mortgage Note and the Rate Ceiling, Rate Floor, Periodic Cap, Index and Margin, as applicable, of the Mortgage Note, (vi) whether a Primary Insurance Policy is in effect as of the Cut-Off Date, (vii) the maturity of the Mortgage Note and (viii) the Servicing Fee Rate.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property:  With respect to any Mortgage Loan, other than a Cooperative Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Note.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Rate:  With respect to each Mortgage Loan, the Mortgage Interest Rate less the Servicing Fee Rate.

Original Loan-to-Value Ratio:  The original principal amount of a Mortgage Loan divided by the Appraised Value.

Payoff:  Any payment of principal on a Mortgage Loan made by or on behalf of the related Mortgagor equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.

Periodic Cap:  With respect to any ARM Loan, any applicable limit on adjustment of the Mortgage Interest Rate for each date of adjustment specified in the applicable Mortgage Note and designated as such in the related Mortgage Loan Schedule.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

Pooling and Servicing Agreement:  As defined in the applicable Term Sheet, as such Pooling and Servicing Agreement is in effect on its date of execution.

Primary Insurance Policy:  With respect to any Mortgage Loan, a primary policy of mortgage guaranty insurance, if any, on such Mortgage Loan.

Principal Balance:  With respect to any Mortgage Loan (including any Substitute Mortgage Loan), as of any date of determination, the scheduled principal balance of such Mortgage Loan under the terms of the related Mortgage Note as of such date, reduced by any Curtailments received with respect to such Mortgage Loan prior to the calendar month of determination and by any Payoff received on or before the 14th day of the calendar month of determination, and without adjustment solely by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period.

Purchase Price:  For each Mortgage Loan, an amount equal to the sum of (i) the product of the Cut-Off Date Principal Balance of such Mortgage Loan, multiplied by the related Purchase Price Percentage, and (ii) the amount of interest (computed at the Net Rate) that has accrued on the Cut-Off Date Principal Balance of such Mortgage Loan from the related Cut-Off Date to but not including the related Closing Date.

Purchase Price Percentage:  For each Mortgage Loan, as defined in the related Confidential Pricing Supplement.

Purchaser:  WaMu Asset Acceptance Corp., a Delaware corporation, and all successors in interest pursuant to Sections 6.1 and 7.8 hereof.

Rate Ceiling:  With respect to any ARM Loan, the maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

Rate Floor:  With respect to any ARM Loan, the minimum per annum Mortgage Interest Rate, if any, permitted under the related Mortgage Note.

Rating Agencies:  Each nationally recognized statistical rating organization that has rated the related Certificates at the request of the Purchaser.

Reacquired Mortgage Loan:  A Mortgage Loan for which another Mortgage Loan is substituted pursuant to and in accordance with the provisions of Section 2.4 or 3.3.

Recognition Agreement:  With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Recording Documents:  With respect to each Mortgage Loan, the original recorded Mortgage relating to such Mortgage Loan and any intervening assignment thereof required to be included in the Mortgage File with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form).

Repurchase Price:  With respect to any Mortgage Loan to be repurchased by a Seller pursuant to Section 2.4 or 3.3, an amount equal to the sum of (i) the Principal Balance thereof as of the date of repurchase, (ii) one month’s interest at the applicable Net Rate on an amount equal to the sum of (A) such Principal Balance and (B) the aggregate amount of all principal due but unpaid under the terms of the related Mortgage Note to the extent not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement, (iii) the aggregate amount of all principal and interest due but unpaid under the terms of the related Mortgage Note (whether or not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement), (iv) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the Servicer with respect to such Mortgage Loan pursuant to the related Pooling and Servicing Agreement and (v) all costs and damages incurred by the Purchaser or its transferee in connection with any violation by such Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by such Seller pursuant to Section 3.1(vii); provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the Mortgage Loan, such costs and damages will not be paid pursuant to this clause (v), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off.

ROV Mortgage Loan:  A Mortgage Loan with respect to which the value set forth on the appraisal has been appealed and, as a result, an internal valuation has been conducted and included in a residential appraisal review contained in the related credit file.

Sale:  The sale of Mortgage Loans by the Purchaser to a Trust pursuant to a Pooling and Servicing Agreement.

Security Agreement:  With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

Seller:  Each of Washington Mutual Bank and Washington Mutual Bank fsb, and its respective assigns and successors in interest.

Seller Officer’s Certificate:  A certificate signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the applicable Seller

Seller’s Information:  As defined in Section 6.2(a).

Servicer:  As defined in the related Pooling and Servicing Agreement.

Servicing Fee Rate:  With respect to each Mortgage Loan, the percentage set forth as such for such Mortgage Loan in the Mortgage Loan Schedule.

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the streamlined loan documentation program then in effect of the related Seller.

Substitute Mortgage Loan:  A Mortgage Loan that is substituted for another Mortgage Loan pursuant to and in accordance with the provisions of Section 2.4 or 3.3.

Substitution Price:  With respect to all Reacquired Mortgage Loans for which Substitute Mortgage Loans are substituted by a Seller on a specific date pursuant to Section 2.4 or 3.3, an amount equal to the sum of (i) the excess, if any, of the aggregate Principal Balance of the Reacquired Mortgage Loans over the aggregate Principal Balance of the Substitute Mortgage Loans, in each case, as of the date of substitution, (ii) one month’s interest at the weighted average Net Rate for the Reacquired Mortgage Loans on an amount equal to the sum of (A) the excess amount described in clause (i) above and (B) the aggregate amount of all principal due but unpaid on the Reacquired Mortgage Loans under the terms of the related Mortgage Notes to the extent not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement, (iii) the aggregate amount of all principal and interest due but unpaid on the Reacquired Mortgage Loans under the terms of the related Mortgage Notes (whether or not covered by an advance by the Servicer pursuant to the related Pooling and Servicing Agreement), (iv) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the Servicer with respect to such Reacquired Mortgage Loans pursuant to the related Pooling and Servicing Agreement and (v) the aggregate amount of all costs and damages incurred by the Purchaser or its transferee in connection with any violations by such Reacquired Mortgage Loans of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by such Seller pursuant to Section 3.1(vii); provided, however, that to the extent that such costs and damages constitute a set-off against the principal balance of the related Reacquired Mortgage Loan, such costs and damages will not be paid pursuant to this clause (v), and the amount paid pursuant to clause (i) above will be calculated without regard to such set-off.

Term Sheet:  A term sheet with respect to the Mortgage Loans purchased by the Purchaser from a Seller on a Closing Date, in substantially the form attached hereto as Exhibit B.

Trust:  The trust created in connection with the related Pooling and Servicing Agreement.

Trustee:  As defined in the related Pooling and Servicing Agreement.

Underwriting Standards:  For each Mortgage Loan, the underwriting standards applicable to the origination of such Mortgage Loan.

VA:  The Department of Veterans Affairs (formerly known as the Veterans Administration) and any successor thereto.

ARTICLE 2.

 SALE AND CONVEYANCE OF MORTGAGE LOANS
PAYMENT OF PURCHASE PRICE;
DELIVERY OF MORTGAGE FILES;

Section 2.1.          Sale and Conveyance of Mortgage Loans; Payment of Purchase Price

(a)    On each Closing Date, upon the receipt of the applicable Purchase Price, each Seller that is selling Mortgage Loans to the Purchaser on such Closing Date shall deliver to the Purchaser a Term Sheet and a Confidential Pricing Supplement with respect to the Mortgage Loans sold by such Seller. As set forth in such Term Sheet, each Seller sells, transfers, assigns, sets over, and conveys to the Purchaser, without recourse, but subject to the representations, warranties, terms and provisions of this Agreement and such Term Sheet, all the right, title, and interest of such Seller in and to the Mortgage Loans described in the Mortgage Loan Schedule attached to such Term Sheet.

(b)   In payment of the purchase price for each of the Mortgage Loans pursuant to Section 2.1(a) and the applicable Term Sheet, and upon the terms and conditions of this Agreement, on the related Closing Date the Purchaser shall pay to the applicable Seller or Sellers by wire transfer of immediately available funds the applicable Purchase Price for each Mortgage Loan purchased on such Closing Date.

(c)    As of each Closing Date, the Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased on such Closing Date all Monthly Payments due after the applicable Cut-Off Date, and all other payments and recoveries of principal and interest received on or after such Cut-Off Date, other than payments that were due on or prior to such Cut-Off Date.

(d)   On or before each Closing Date, the applicable Seller or Sellers shall deliver to the Purchaser with the related Term Sheet the related Mortgage Loan Schedule, which shall be in hard copy or “read-only” electronic format (as reasonably acceptable to such Seller and the Purchaser).

Section 2.2.          Delivery of Mortgage Files

Each Seller shall deliver or cause to be delivered to the Purchaser or its designee (which may be a Custodian), with respect to each Mortgage Loan sold by such Seller hereunder, on or before the related Closing Date, at such Seller’s expense, each of the items or documents with respect to such Mortgage Loan required to be included in the Mortgage File pursuant to the definition thereof.

Section 2.3.          Recordation of Mortgages and Assignments of Mortgages

With respect to each Mortgage Loan (other than any Mortgage Loan for which a Payoff has been made after the related Cut-Off Date and prior to the related Closing Date), in instances where, due to a delay on the part of the recording office, any Recording Documents are not included in the Mortgage File delivered to the Purchaser or its designee on or before the related Closing Date, the applicable Seller shall transmit the Recording Documents to the Purchaser or its designee within 270 days after the related Closing Date. In instances where, due to a delay on the part of the recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Purchaser or its designee within 270 days after such Closing Date, such Seller shall deliver to the Purchaser or its designee within such time period a Seller Officer’s Certificate stating the date by which such Seller expects to receive such Recording Documents from the applicable recording office. In the event that Recording Documents have still not been received by such Seller and delivered to the Purchaser or its designee by the date specified in its previous Seller Officer’s Certificate delivered to the Purchaser or its designee, such Seller shall deliver to the Purchaser or its designee by such date an additional Seller Officer’s Certificate stating a revised date by which such Seller expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by such Seller and delivered to the Purchaser or its designee.

Section 2.4.          Repurchases of and Substitutions for Defective Mortgage Loans

(a)    Upon receipt of notice from the Purchaser that any document, required to be included (pursuant to the definition of “Mortgage File”) in the Mortgage File delivered to the Purchaser or its designee with respect to a Mortgage Loan sold by a Seller hereunder, was not included therein or has not been executed, such Seller shall correct or cure such defect within 60 days from the date such Seller receives notice thereof or, if such defect cannot be corrected or cured within such 60-day period, such Seller shall, not later than the expiration of such 60-day period, either (a) repurchase such Mortgage Loan from the Purchaser or its transferee at the Repurchase Price or (b) within the three-month period commencing on the related Closing Date (or within the two-year period commencing on such Closing Date if the related Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), substitute for such Mortgage Loan one or more Substitute Mortgage Loans each of which is a “qualified replacement mortgage” (as defined in the Code); provided, however, that in the event that such defect consists solely of the failure of such Seller to deliver any Recording Document with respect to such Mortgage Loan, due to a delay on the part of the recording office, then such Seller shall not be required to repurchase or substitute for such Mortgage Loan. If such defect would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered by such Seller, the Purchaser or any other party to the related Pooling and Servicing Agreement or (ii) in the case of substitution, two years from the related Closing Date.

(b)   Any number of Substitute Mortgage Loans may be substituted for any number of Reacquired Mortgage Loans, subject to the limitations described in the next sentence. With respect to the Mortgage Loans substituted on any date, (i) the aggregate Principal Balance of the Substitute Mortgage Loans shall not exceed the aggregate Principal Balance of the Reacquired Mortgage Loans, (ii) each Substitute Mortgage Loan shall mature no later than, and not more than two years earlier than, the weighted average date of maturity of the Reacquired Mortgage Loans, (iii) each Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans, (iv) each Substitute Mortgage Loan shall have a Mortgage Interest Rate on the date of substitution equal to or no more than 1 percentage point greater than the weighted average Mortgage Interest Rate of the Reacquired Mortgage Loans, (v) if the Reacquired Mortgage Loans do not provide for any payments of principal during an initial period, each Substitute Mortgage Loan also shall not provide for payments of principal during such initial period and (vi) if the Reacquired Mortgage Loans are ARM Loans, then each Substitute Mortgage Loan shall (1) if applicable, have an Initial Interest Rate Adjustment Date occurring on approximately the same date as, but not earlier than, the weighted average Initial Interest Rate Adjustment Date of the Reacquired Mortgage Loans and interest rate adjustments thereafter at the same frequency as the Reacquired Mortgage Loans, (2) if applicable, have a Margin, Rate Ceiling and Rate Floor equal to or greater than the weighted average Margin, Rate Ceiling and Rate Floor of the Reacquired Mortgage Loans, (3) have the same terms (other than the terms referenced in clauses (1) and (2) above) for adjusting the Mortgage Interest Rate as the Reacquired Mortgage Loans and (4) if applicable, have the same terms for adjusting the amount of the minimum monthly payment as the Reacquired Mortgage Loans. Furthermore, the applicable Seller shall be deemed to have made as of the date of substitution the representations and warranties set forth in Section 3.1 as to such Substitute Mortgage Loan (except that references to “Closing Date” and “Cut-Off Date” in such Section 3.1 shall be deemed to be references to the date of substitution).  In addition, a Substitute Mortgage Loan shall not be a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the date of substitution, with such exceptions thereto as the Purchaser and Standard & Poor’s Ratings Services may reasonably agree). A Substitute Mortgage Loan may be substituted for a defective Mortgage Loan that is itself a Substitute Mortgage Loan.

(c)    In connection with the substitution of one or more Substitute Mortgage Loans for one or more Reacquired Mortgage Loans on any date, the applicable Seller shall pay to the Purchaser the Substitution Price for such Reacquired Mortgage Loans.

(d)   Concurrently with each such substitution, the applicable Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File for each Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan shall be subject to the terms of this Agreement, to the extent applicable (including, without limitation, the Seller’s obligations with respect to the Substitute Mortgage Loan pursuant to this Section 2.4 and Sections 2.3 and 3.3). The Seller and the Purchaser shall amend the Mortgage Loan Schedule in a timely fashion to delete all repurchased Mortgage Loans and Reacquired Mortgage Loans and add all Substitute Mortgage Loans.

(e)    The applicable Seller shall pay any Repurchase Price or Substitution Price by such method as is specified by the Purchaser in writing.

(f)     With respect to each repurchased Mortgage Loan or Reacquired Mortgage Loan, the applicable Seller shall own and be entitled to receive all scheduled payments due after the date of repurchase or substitution, as applicable, any Curtailments received in or after the calendar month of repurchase or substitution, as applicable, and any Payoff received after the 14th day of the calendar month of repurchase or substitution, as applicable; and with respect to each Substitute Mortgage Loan, the applicable Seller shall own and be entitled to receive all payments due under the related Mortgage Note on or before the date of substitution. Any such payments received by the Purchaser or its transferee shall promptly be remitted by the Purchaser to such Seller. With respect to each Substitute Mortgage Loan, the Purchaser shall own and be entitled to receive all scheduled payments due after the date of repurchase or substitution, as applicable, any Curtailments received in or after the calendar month of repurchase or substitution, as applicable, and any Payoff received after the 14th day of the calendar month of repurchase or substitution, as applicable. Any such payments received by the applicable Seller shall promptly be remitted by the Seller to the Purchaser or its transferee.

(g)    Upon receipt by the Purchaser of the Repurchase Price or the Substitution Price, as applicable, and (in the case of a substitution for a Mortgage Loan pursuant to this Section 2.4 or Section 3.3) upon receipt by the Purchaser of such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Purchaser title to any Substitute Mortgage Loan, the Purchaser shall release to the applicable Seller the Mortgage File for the repurchased Mortgage Loan or the Reacquired Mortgage Loan, as applicable, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such Seller title to such Mortgage Loan.

(h)    Each Seller shall pay all costs and expenses incurred in connection with any repurchase or substitution by such Seller made pursuant to this Section 2.4 or Section 3.3.

(i)      It is understood and agreed that the obligations of a Seller set forth in this Section 2.4 constitute the sole remedies available to the Purchaser or its transferee respecting such Seller’s failure to include in the Mortgage File for a Mortgage Loan sold by such Seller the documents required to be included therein.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF
THE SELLERS CONCERNING THE MORTGAGE LOANS;
REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

Section 3.1.          Seller Representations and Warranties Concerning the Mortgage Loans

Each of the Sellers hereby, severally and not jointly, represents and warrants to and covenants to and agrees with the Purchaser that, as to each Mortgage Loan sold by such Seller hereunder, as of the related Cut-Off Date unless otherwise indicated, subject in all cases (including, without limitation, clauses (iv), (xi) and (xviii)) to such exceptions, if any, as are set forth on Schedule III to the related Term Sheet:

(i)                  The information set forth in the Mortgage Loan Schedule delivered on the Closing Date was true and correct in all material respects at the date or dates respecting which such information is furnished;

(ii)                As of the Closing Date, each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is a valid and enforceable (except as such enforceability may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity) first lien on an unencumbered estate in fee simple or (if the related Mortgage Loan is secured by the interest of the Mortgagor as a lessee under a ground lease) leasehold estate in the related Mortgaged Property subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the Mortgage Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

(iii)               Immediately upon the transfer and assignment contemplated herein, the Purchaser shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien (other than any lien under this Agreement);

(iv)              Except as set forth on Schedule III to the Term Sheet, if applicable, as of the day prior to the Cut-Off Date, all payments due on each Mortgage Loan had been made and no Mortgage Loan had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

(v)                As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note, except to the extent that the Buydown Agreement for a Buydown Loan forgives certain indebtedness of a Mortgagor;

(vi)              As of the Closing Date, each Mortgaged Property is free of damage and in good repair, ordinary wear and tear excepted;

(vii)             Each Mortgage Loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

(viii)           Each Mortgage Loan was originated by (a) the Seller, (b) a savings association, savings bank, bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (c) a mortgagee approved by the FHA;

(ix)              As of the Closing Date, each Mortgage Loan that is not a Cooperative Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy, or other form of policy of insurance acceptable to Fannie Mae or Freddie Mac as of the origination date of such Mortgage Loan, which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such Mortgage Loan, was qualified to do business in the state in which the related Mortgaged Property is located. Such policy insures the originator of the Mortgage Loan and its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and inures to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such policy;

(x)                Except as set forth on Schedule III to the Term Sheet, if applicable, each Mortgage Loan with both (a) an Original Loan-to-Value Ratio and (b) a Current Loan-to-Value Ratio in excess of 80% was covered, as of the Cut-Off Date, by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

(xi)              The Mortgage Note related to (a) each Mortgage Loan (other than a Cooperative Loan) requires the related Mortgagor to maintain a policy of hazard insurance, with extended coverage in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases in which such original principal balance exceeds the value of the improvements to the Mortgaged Property, and (b) each Mortgage Loan (other than a Cooperative Loan) with respect to which any part of any improvement to the related Mortgaged Property is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of such Mortgage Loan, requires the related Mortgagor to maintain a policy of flood insurance;

(xii)             As of the Closing Date, all taxes, governmental assessments, insurance premiums, leasehold payments or ground rents that have become due and payable with respect to each Mortgaged Property have been paid or an escrow of funds sufficient to pay them has been established;

(xiii)           As of the Closing Date, each insurer issuing a Primary Insurance Policy holds a rating acceptable to the Rating Agencies;

(xiv)           Each Mortgage (exclusive of any riders thereto) was documented by appropriate Fannie Mae/Freddie Mac mortgage instruments in effect at the time of origination, or other instruments approved by the Seller;

(xv)            As of the Closing Date, the Mortgaged Property securing each Mortgage relating to a Mortgage Loan that is not a Cooperative Loan is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

(xvi)           As of the Closing Date, each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforceability may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity;

(xvii)         As of the date of origination, as to Mortgaged Properties which are units in condominiums or planned unit developments, all of such units met the applicable Underwriting Standards, are located in a condominium or planned unit development projects which have received Fannie Mae or Freddie Mac approval, or are approvable by Fannie Mae or Freddie Mac or have otherwise been approved by the Seller;

(xviii)        Except as set forth on Schedule III to the Term Sheet, if applicable, no Mortgage Loan is a Buydown Loan;

(xix)           Prior to origination or refinancing, an appraisal of each Mortgaged Property was made by an appraiser on a form satisfactory to Fannie Mae or Freddie Mac;

(xx)            The Mortgage Loans have been underwritten substantially in accordance with the applicable Underwriting Standards;

(xxi)           All of the Mortgage Loans have due-on-sale clauses; however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law or the terms of the related Mortgage Note;

(xxii)         The Seller used no adverse selection procedures in selecting the Mortgage Loans from among the outstanding mortgage loans of the same type originated or purchased by it which were available for sale to the Purchaser and as to which the representations and warranties in this Section 3.1 could be made;

(xxiii)        If such Mortgage Loan is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xxiv)       If such Mortgage Loan is a Cooperative Loan, it is secured by a valid, subsisting and enforceable (except as such enforceability may be limited by laws affecting the enforcement of creditors’ rights generally and principles of equity) perfected first lien and security interest in the related Cooperative Stock, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement;

(xxv)         With respect to any Mortgage Loan as to which an affidavit has been delivered by the Seller to the Purchaser or its assignee certifying that the original Mortgage Note is a Destroyed Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

(xxvi)       Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9), without reliance on the provisions of Treasury Regulation Section 1.860G-2(a)(3) or 1.860G-2(f)(2) or any other provision that would allow a Mortgage Loan to be treated as a “qualified mortgage” notwithstanding its failure to meet the requirements of Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1), (2), (4), (5), (6), (7) and (9);

(xxvii)      No Mortgage Loan is a High Cost/Covered Loan, and no Mortgage Loan originated during the period of October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(xxviii)    No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or Section 226.32 of Regulation Z, is a “high-cost” loan or a “predatory” loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a “covered” loan under the laws of the states of California, Colorado or Ohio; and

(xxix)       No Mortgage Loan has a Closing Date Loan-to-Value Ratio greater than 100%.

Section 3.2.          Additional Seller Representations and Warranties

Each of the Sellers hereby, severally and not jointly, represents and warrants to the Purchaser as to such Seller as of each Closing Date on which such Seller sells Mortgage Loans hereunder, and with respect to such Mortgage Loans, as of such Closing Date:

(i)                  If the Seller is Washington Mutual Bank, the Seller is a federal savings association, duly organized, validly existing and in good standing under the laws of the United States. If the Seller is Washington Mutual Bank fsb, the Seller is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States.

(ii)                The Seller has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Seller and to the extent necessary to ensure the enforceability of each Mortgage Loan.  The Seller has the corporate power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to enter into, execute and deliver this Agreement, the Term Sheet, the Confidential Pricing Supplement and all documents and instruments executed and delivered pursuant hereto and to perform its obligations in accordance therewith.  The execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby, including, without limitation, the repurchase obligations herein contained, have been duly and validly authorized.  This Agreement, the Term Sheet, the Confidential Pricing Supplement and all other documents and instruments contemplated hereby to which the Seller is a party, in each case assuming due authorization, execution and delivery by the Purchaser, evidence the valid, binding and enforceable obligations of the Seller, subject as to enforceability, (i) to bankruptcy, insolvency, receivership, conservatorship, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditor’s rights, and (ii) to general principles of equity, whether such enforcement is sought in a proceeding in equity or at law.  All requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms.

(iii)               No consent, approval, authorization, or order of any court or governmental agency or body relating to the transactions contemplated by this Agreement and the transfer of legal title to the Mortgage Loans to the Purchaser, is required as to the Seller or, if required, such consent, approval, authorization, or order has been or will, prior to the applicable Closing Date, be obtained, except for any recordation of Mortgages or assignments of Mortgages or filing of UCC financing statements or amendments thereto to or for the benefit of the Purchaser pursuant to this Agreement.

(iv)              The consummation of the transactions contemplated by this Agreement, including without limitation the transfer and assignment of the Mortgage Loans to the Purchaser pursuant to this Agreement and the fulfillment of or compliance with the terms and conditions of this Agreement, are in the ordinary course of business of the Seller and will not (i) result in the breach of any term or provision of the charter or by-laws of the Seller, (ii) result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any material agreement, indenture, loan or credit agreement or other instrument to which the Seller or its property is subject or (iii) result in the violation of any law, rule, regulation, order, judgment, or decree to which the Seller or its property is subject.

(v)                There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller which, either in any one instance or in the aggregate, is likely, in the Seller’s judgment, to result, in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or which would draw into question the validity of this Agreement or the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein or therein, or which would be likely to impair materially the ability of the Seller to perform its obligations hereunder or thereunder.

(vi)              The Seller is a U.S. Department of Housing and Urban Development (“HUD”) approved mortgagee pursuant to Section 203 of the National Housing Act of 1934, as amended.  No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with HUD eligibility requirements or which would require notification to HUD.

(vii)             The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition, financial or otherwise, or the operations, of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

(viii)           Upon payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title to a Mortgage, the Seller shall retain such record title to such Mortgage solely in trust for the Purchaser as owner thereof.

Section 3.3.          Repurchases and Substitutions in the Event of Breach of Seller Representations and Warranties

(a)    It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of Mortgage Loans by each Seller to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage.

(b)   Upon discovery by a Seller (the “Breaching Seller”) or the Purchaser of a breach of any of the representations and warranties set forth in Section 3.1 made by the Breaching Seller (in the case of a breach of the representation set forth in clause (xxix) of Section 3.1, as based on a determination of the applicable Closing Date Loan-to-Value Ratio using such evidence as is reasonably designed to approximate the value of the applicable Mortgaged Property as of the related Closing Date) that materially and adversely affects the value of any Mortgage Loan sold by such Breaching Seller hereunder or the interests of the Purchaser in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Any breach of the representation set forth in clause (xxvii) or clause (xxviii) of Section 3.1 shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan. Within 90 days of its discovery of breach or its receipt of notice of breach from the Purchaser, the Breaching Seller shall repurchase from the Purchaser or its transferee the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof, or substitute one or more Substitute Mortgage Loans therefor, unless it has cured such breach in all material respects. Any such repurchase or substitution shall be made in the manner and within the time limits set forth in Section 2.4. If such breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered by such Seller, the Purchaser or any other party to the related Pooling and Servicing Agreement or (ii) in the case of substitution, two years from the related Closing Date.

(c)    It is understood and agreed that the obligations of a Breaching Seller set forth in this Section 3.3 constitute the sole remedies available to the Purchaser or its transferee respecting a breach of the representations and warranties by such Breaching Seller set forth in Section 3.1.

(d)   In addition to such cure, repurchase or substitution obligation, each Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from the defense of any claim against the Purchaser by a third party resulting from a breach of the representations and warranties made by such Seller in this Article 3.

ARTICLE 4.

COVENANTS

Section 4.1.          Cooperation

Each of the Sellers and the Purchaser shall cooperate fully with each other and their respective counsel and other representatives and advisors in connection with the steps required to be taken as part of their respective obligations under this Agreement.

Section 4.2.          Representations, Warranties, Covenants and Indemnities

Each representation, warranty, covenant and indemnity made by a Seller in this Agreement as of each Closing Date shall survive the termination of this Agreement.

Section 4.3.          Delivery of Documents

On the dates specified herein, each party shall deliver to the appropriate persons specified herein all documents and instruments provided for hereunder.

Section 4.4.          Consents and Approvals

Each Seller shall obtain, at its sole cost and expense, prior to each Closing Date, all consents and approvals required by law or pursuant to contract to consummate the transactions contemplated hereby.  All such consents will be obtained without any cost or expense to the Purchaser and will be obtained without any modification in the terms of any of the agreements relating to the Mortgage Loans or the imposition of any provisions or conditions on the Purchaser.

Section 4.5.          Confidentiality

Each party understands that certain information which has been furnished and will be furnished in connection with this transaction is confidential and proprietary, and each party agrees that, with respect to such information that is marked or identified as confidential or proprietary, such party will maintain the confidentiality of such information and will not without the consent of the party furnishing such information disclose it to others or use it except in connection with the transactions contemplated by this Agreement.  The parties agree that the completed Confidential Pricing Supplement is confidential, and that the Term Sheet, this Agreement and their other exhibits, including the Mortgage Loan Schedule, and the underwriting guidelines of the Seller are not confidential.  Information also shall not be deemed confidential or proprietary for these purposes if the information is generally known in the industry concerning a party, if it has been disclosed to the other party by a third party, or if it is required to be disclosed by law or by regulatory or judicial process.

ARTICLE 5.

CONDITIONS TO PURCHASE

The obligations of the Purchaser to purchase any Mortgage Loans on any Closing Date are subject to the satisfaction, as applicable, prior to or on such Closing Date (or on such other date as expressly provided for herein) of the following conditions, any of which may be waived in writing by Purchaser:

Section 5.1.          Required Documents

            On or before the Closing Date for the initial purchase of Mortgage Loans hereunder, each party hereto shall have received fully executed counterpart originals of this Agreement. On each Closing Date, the Purchaser and each applicable Seller shall furnish to the other party fully executed counterpart originals of the relevant Term Sheet and Confidential Pricing Supplement.

Section 5.2.          Correctness of Representations and Warranties

All of the representations and warranties of the applicable Seller or Sellers under this Agreement shall be true and correct as of such Closing Date (except as otherwise expressly provided for herein), and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement.

Section 5.3.          Compliance With Conditions

All other terms and conditions of this Agreement to be performed by the applicable Seller or Sellers on or prior to such Closing Date (or such other date as expressly provided for herein) shall have been duly complied with and performed in all respects.

Section 5.4.          Costs

Each Seller shall pay all costs, fees and expenses incurred in connection with the transfer and delivery of the Mortgage Loans sold by such Seller under this Agreement for such Seller’s accountants, attorneys and other service providers.  In addition, with respect to each Pooling and Servicing Agreement, each Seller shall, in proportion to the aggregate principal balance of the Mortgage Loans subject to such Pooling and Servicing Agreement and sold by such Seller under this Agreement, (a) reimburse the Purchaser for all reasonable expenses incurred by the Purchaser in connection with the issuance of the related Certificates and (b) pay to the Purchaser a securitization fee, to be agreed upon separately.

ARTICLE 6.

SERVICING; SALE PURSUANT TO POOLING AND SERVICING AGREEMENT

Section 6.1.          Servicing Agreement; Sellers’ Consent to Assignment

(a)    On each Closing Date, the Purchaser and Washington Mutual Bank shall execute an agreement (which may be a Pooling and Servicing Agreement) pursuant to which (i) Washington Mutual Bank shall service the Mortgage Loans purchased by the Purchaser on such Closing Date as provided therein and (ii) the Servicer thereunder shall have the right to purchase such Mortgage Loans if the aggregate principal balance thereof is less than a percentage specified therein of such aggregate principal balance as of the related Cut-Off Date.

(b)   Each Seller hereby consents to the assignment by the Purchaser to a Trust, pursuant to a Pooling and Servicing Agreement, of all of the Purchaser’s rights under (i) this Agreement, to the extent that this Agreement relates to Mortgage Loans transferred by the Purchaser to such Trust, and (ii) the Term Sheet with respect to such Mortgage Loans. Each Seller agrees that its obligations hereunder and under the related Term Sheet may be enforced by the Trustee or the Servicer for such Trust.

Section 6.2.          Indemnification

(a)    Each of the Sellers, severally and not jointly, (i) agrees to indemnify and hold harmless the Purchaser and the related Trust (each, an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the information provided by such Seller to the Purchaser with respect to such Seller’s origination and underwriting criteria, the regulatory status of such Seller and its affiliates (other than the Purchaser and the Trust), and the characteristics of the Mortgage Loans sold by such Seller on the related Closing Date (such information, the “Seller’s Information”) and included in the prospectus or the prospectus supplement or other disclosure document prepared in connection with the related Sale (collectively, the “Disclosure Documents”) and (ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

(b)   The Purchaser (i) will indemnify and hold harmless each of the Sellers against any losses, claims, damages or liabilities to which such Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in any Disclosure Document (other than an untrue statement of material fact contained in the applicable Seller’s Information) or (y) arise out of or are based upon the omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless such omission also constitutes an omission to state in the applicable Seller’s Information a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading) and (ii) will reimburse each Seller for any legal or other expenses reasonably incurred by such Seller in connection with investigating or defending any such loss, claim, damage, liability or action.

(c)    In connection with each Sale, (i) each of the Sellers agrees to execute an agreement pursuant to which such Seller will agree to indemnify each underwriter engaged in connection with such Sale against any losses, claims, damages or liabilities to which such underwriter may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the applicable Seller’s Information and included in any Disclosure Document, and (ii) the Purchaser agrees to make reasonable efforts to obtain indemnification satisfactory to the Sellers with respect to any information provided by parties other than the Purchaser or an affiliate of the Purchaser and included in any Disclosure Document.

ARTICLE 7.

MISCELLANEOUS PROVISIONS

Section 7.1.          Amendment

This Agreement may be amended from time to time by the Sellers and the Purchaser solely by written agreement signed by the Sellers and the Purchaser. If any provision of this Agreement or of a Confidential Pricing Supplement conflicts with any provision of a Term Sheet, the provision of such Term Sheet shall control. If any provision of this Agreement conflicts with any provision of a Confidential Pricing Supplement, the provision of this Agreement shall control.

Section 7.2.          Recordation of Agreement

(a)    To the extent necessary under applicable law to protect the interests of the Purchaser, this Agreement or a memorandum thereof is subject to recordation in all appropriate public offices for real property records in all the counties and other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Sellers at the Purchaser’s expense upon direction of the Purchaser.

(b)   Each Seller agrees to execute or cause to be executed such documents and take or cause to be taken such actions as may be necessary to effect the intent of this Agreement, including without limitation the execution and delivery of instruments of further assurance and the execution and delivery of such other documents, and the taking of such other actions, as may be reasonably requested by the Purchaser.

Section 7.3.          Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state (other than Section 5-1401 of the General Obligations Law).

Section 7.4.          General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                  the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)                accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii)               references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(iv)              a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)                the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)              the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 7.5.          Notices

All demands, notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by telecopy, mailed by certified mail, return receipt requested and postage prepaid, or delivered by a nationally recognized overnight courier, to

(i) in the case of the Sellers:

Washington Mutual Bank
Washington Mutual Bank fsb
1201 Third Avenue, WMT0511
Seattle, Washington  98101
Attention:  General Counsel
Telephone: (206) 461-8890
Telecopy: (206) 461-5739

or such other address as may hereafter be furnished to the Purchaser in writing by a Seller, and

(ii) in the case of the Purchaser:

WaMu Asset Acceptance Corp.

1201 Third Avenue, WMT1706A
Seattle, Washington  98101
Attention:  General Counsel
Telephone: (206) 554-8838

or such other address as may hereafter be furnished to each of the Sellers in writing by the Purchaser.

Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means agreed to by the parties.

Section 7.6.          Severability of Provisions

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions, or terms of this Agreement or the rights of the parties hereunder.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 7.7.          Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 7.8.          Counterparts; Successors and Assigns

This Agreement may be executed in one or more counterparts, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  This Agreement shall inure to the benefit of and be binding upon the Sellers and the Purchaser. Notwithstanding the foregoing, (a) none of the Sellers shall assign its rights and obligations under this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, and (b) the Purchaser may not assign its rights and obligations under this Agreement except (i) as provided in Section 6.1 or (ii) with the prior written consent of the applicable Seller or Sellers, which consent shall not be unreasonably withheld or delayed (in which case all references to the Purchaser herein shall be deemed to include such assignee).

Section 7.9.          Effect of Headings

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.10.      Other Agreements Superseded

This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.11.      Intention of the Parties

It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling, Mortgage Loans and not a debt instrument of such Seller or other security.  Accordingly, the parties hereto each intend to treat each of the transactions hereunder for federal income tax purposes as a sale by each Seller, as applicable, and a purchase by the Purchaser, of Mortgage Loans.  The Purchaser shall have the right to review the Mortgage Loans to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans, and the applicable Seller or Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.12.      Nonsolicitation

Each Seller covenants and agrees that it will not take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of any Mortgage Loans by the related Mortgagors, in whole or in part following the Closing Date with respect to such Mortgage Loans.  Notwithstanding the foregoing, no Seller shall be prohibited from:

(i)                  advertising its availability for handling refinancing of mortgage loans if the Mortgage Loans are not specifically targeted;

(ii)                promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that such Seller or its affiliates owns or services;

(iii)               promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that such Seller or its affiliates owns or services;

(iv)              promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that such Seller or its affiliates owns or services;

(v)                providing payoff information or otherwise cooperating with individual Mortgagors who contact such Seller about prepaying any Mortgage Loan; or

(vi)              advising individual Mortgagors who contact such Seller about prepaying any Mortgage Loan of refinancing terms or streamlined origination arrangements that are available.

In no event shall any Seller treat mortgage loans that it holds in its own portfolio and the Mortgage Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.

Section 7.13.       Obligations of the Sellers

The obligations and liabilities of each of the Sellers under this Agreement are several, and no Seller shall be responsible for the obligations of the other Seller under this Agreement.  Each representation, warranty, indemnity and covenant made by one Seller under the Agreement is made by, or on behalf of, and with respect to, that Seller only and not the other Seller.

Section 7.14.      Attorneys’ Fees

If either party retains an attorney to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees from the other party, including, without limitation, fees incurred in arbitration and in trial and appellate courts, fees incurred without suit, and all arbitration, court and accounting costs.

Section 7.15.      Security Interest

(a)    The parties hereto intend that each transfer of a Mortgage Loan pursuant to this Agreement and the applicable Term Sheet constitute a sale by the applicable Seller to the Purchaser of such Mortgage Loan, including for accounting purposes, and not a secured borrowing.  It is, further, not the intention of the parties that any such transfer be deemed the grant of a security interest in any Mortgage Loan by the applicable Seller to the Purchaser to secure a debt or other obligation of such Seller. However, in the event that, notwithstanding the intent of the parties, any Mortgage Loan is held to be the property of any Seller, or if for any other reason this Agreement is held or deemed to create a security interest in any Mortgage Loan, then (a) this Agreement shall constitute a security agreement; and (b) the transfer provided for in this Agreement and the applicable Term Sheet shall be deemed to be a grant by each Seller to the Purchaser of, and each Seller hereby grants to the Purchaser, to secure all of such Seller’s obligations hereunder, a security interest in all of such Seller’s right, title, and interest, whether now owned or hereafter acquired, in, to and under: (i) the Mortgage Loans listed on the Mortgage Loan Schedule to each Term Sheet; (ii) all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and (iii) all proceeds of the foregoing.  The Purchaser shall have all of the rights of a secured party under the applicable Uniform Commercial Code.

(b)   Each Seller shall take or cause to be taken such actions and execute such documents, including without limitation the filing of any financing statements, continuation statements, and amendments to financing statements, as are necessary to perfect the Purchaser’s interests in each Mortgage Loan.  Each Seller shall file such financing statements, continuation statements, and amendments on a timely basis.

(c)    No later than ten (10) days following each Closing Date, each Seller shall file in the applicable jurisdictions such UCC financing statements covering the Mortgage Loans sold by such Seller on such Closing Date as are necessary to perfect the Purchaser’s interests in such Mortgage Loans.

Section 7.16.      Covenant Not to Place Purchaser or Trust Into Bankruptcy

Each Seller covenants that it shall not, until at least one year and one day after all securities issued by any Trust to which the Purchaser has transferred Mortgage Loans have been paid in full, take any action to file an involuntary bankruptcy petition against the Purchaser or any Trust.

[Signature pages follow]

TO WITNESS THIS, the Sellers and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase and Sale Agreement by their duly authorized respective officers as of the date first above written.

WASHINGTON MUTUAL BANK a federal savings association Name: /s/ Michael Parker Title: Senior Vice President

WASHINGTON MUTUAL BANK fsb a federal savings bank Name: /s/ Peter Freilinger Title: Senior Vice President

WaMu ASSET ACCEPTANCE CORP. a Delaware corporation Name: /s/ Thomas G. Lehmann Title: First Vice President

STATE OF WASHINGTON                          )
                                                                            ) ss.
COUNTY OF                                                    )

            This instrument was acknowledged before me on October 25, 2005, by Michael Parker as Senior Vice President of Washington Mutual Bank.

                                                                        /s/ Chriselda Landon

                                                                        [Print Name] Chriselda Landon

                                                                        Washington, residing at Seattle

                                                                        My commission expires 2-26-2007

STATE OF WASHINGTON                          )
                                                                           ) ss.
COUNTY OF                                                   )

            This instrument was acknowledged before me on October 25, 2005, by Peter Freilinger as Senior Vice President of Washington Mutual Bank Fsb.

                                                                        /s/ Chriselda Landon

                                                                        [Print Name] Chriselda Landon

                                                                        Washington, residing at Seattle

                                                                        My commission expires 2-26-2007

STATE OF WASHINGTON                          )
                                                                            ) ss.
COUNTY OF                                                     )

            This instrument was acknowledged before me on October 25, 2005, by Thomas G. Lehmann as First Vice President of WaMu Asset Acceptance Corp.

                                                                        /s/ Chriselda Landon

                                                                        [Print Name] Chriselda Landon

                                                                        Washington, residing at Seattle

                                                                        My commission expires 2-26-2007

EXHIBIT A

CONTENTS OF MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall consist of the following documents or instruments:

(X) with respect to each Mortgage Loan that is not a Cooperative Loan:

(i)                  The original Mortgage Note (1) endorsed (A) in blank, without recourse, (B) to the applicable Trustee, as Trustee, without recourse, (C) to the applicable Trust, without recourse, or (D) to the Seller thereof, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or (2) naming the Seller as payee, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the Mortgage Loan or the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the Mortgage Note;

(ii)                The Buydown Agreement, if applicable;

(iii)               (1)        (x) the original recorded Mortgage with evidence of recording thereon for the jurisdiction in which the Mortgaged Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan), (y) unless the Mortgage Loan is a MERS Loan or the mortgagee named in such Mortgage is the Seller, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the applicable Trustee, as Trustee, (C) to the applicable Trust or (D) to the Seller, and (z) unless the Mortgage Loan is a MOM Loan or the mortgagee named in such Mortgage is the Seller, recorded originals of all intervening assignments evidencing a complete chain of assignment from the originator to MERS or the party executing the assignment described in clause (y), as applicable; or

     (2)        (x) a copy (which may be in electronic form) of the Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i) on the face thereof by the public recording office in the appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, the Seller or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy of the original of which has been sent for recordation, (y) unless the Mortgage Loan is a MERS Loan or the mortgagee named in such Mortgage is the Seller, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the applicable Trustee, as Trustee, (C) to the applicable Trust or (D) to the Seller, and (z) unless the Mortgage Loan is a MOM Loan or the mortgagee named in such Mortgage is the Seller, true and correct copies, certified by the applicable county recorder or by the originator or the Seller as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to MERS or the party executing the assignment described in clause (y), as applicable;

(iv)              For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

and (Y) with respect to each Cooperative Loan:

(i)                  the original Mortgage Note (1) endorsed (A) in blank, without recourse, (B) to the applicable Trustee, as Trustee, without recourse, (C) to the applicable Trust, without recourse, or (D) to the Seller thereof, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or (2) naming the Seller as payee, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note, together with an original lost note affidavit from the originator of the Cooperative Loan or the Seller, as applicable, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the Mortgage Note;

(ii)                A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease;

(iii)               The Cooperative Stock Certificate, together with an undated stock power or other similar instrument executed in blank;

(iv)              The Recognition Agreement;

(v)                The Security Agreement;

(vi)              Copies of the original UCC financing statement, and any continuation statements or amendments thereof, each with evidence of recording thereof, perfecting the security interest granted under the Security Agreement and the Assignment of Proprietary Lease;

(vii)             Unless the Seller was the originator of the Cooperative Loan, copies of the filed UCC assignments or amendments of the UCC financing statements described in clause (vi) above showing an unbroken chain of assignments from the originator to the applicable Trust, the applicable Trustee or the Seller, each with evidence of recording thereof;

(viii)           Unless the Seller was the originator of the Cooperative Loan, executed assignments of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of assignments from the originator to the applicable Trust, the applicable Trustee or the Seller; and

(ix)              For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

EXHIBIT B

TERM SHEET

This Term Sheet (this “Term Sheet”) is dated _____, by Washington Mutual Bank [fsb], [a federal savings association] [a federal savings bank], as seller (the “Seller”), and WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser (the “Purchaser”).

This Term Sheet is entered into pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the “MLPA”), dated as of [____], 2005, among Washington Mutual Bank, Washington Mutual Bank fsb and the Purchaser.  All capitalized terms shall have the meanings ascribed to them in the MLPA, unless otherwise defined herein or in the Confidential Pricing Supplement. In the event of any inconsistency between this Term Sheet and either the MLPA or the Confidential Pricing Supplement, the terms of this Term Sheet shall govern; and in the event of any inconsistency between the MLPA and the Confidential Pricing Supplement, the terms of the MLPA shall govern.

The Purchaser hereby purchases from the Seller, and the Seller hereby sells to the Purchaser, all of the Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached hereto as Schedule I (the “Seller Mortgage Loans”) in accordance with the terms of the MLPA, as supplemented and amended by this Term Sheet and the Confidential Pricing Supplement.

1.                  Definitions

        For purposes of this Term Sheet, the following terms shall have the following meanings:

Aggregate Cut-Off Date Principal Balance of the Mortgage Loans:	_______________________________

Certificates:	Washington Mutual Mortgage Pass-Through Certificates, [INSERT Series name

Closing Date:	_______________________________

Custodian:	_______________________________

Cut-Off Date:	_______________________________

High Cost/Covered Loan:	A High Cost Loan or a Covered Loan, as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the Closing Date, which is Version [__], applicable portions of which are attached hereto as Schedule II

Mortgage Loan Type:	_______________________________

Pooling and Servicing Agreement:	The Pooling and Servicing Agreement, dated as of ______, among the Purchaser, Washington Mutual Bank, as Servicer, ______, as Trustee, and ______, as Delaware Trustee

Servicing Fee Rate:	[___% for each Mortgage Loan] [A range between ___% and ___%, as set forth for each Mortgage Loan in the Mortgage Loan Schedule, with a weighted average of ___%]

2.  Amendments to MLPA

a.  Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Seller Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b.  Each of the following representations and warranties with respect to the Seller Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

            [________] [No deletions.]

c.  The MLPA is hereby amended to add the following additional representations and warranties with respect to the Seller Mortgage Loans:

            [________] [No additional representations and warranties.]

d.  The following additional amendments are hereby made to the MLPA with respect to the Seller Mortgage Loans:

            [________] [No additional amendments.]

e.  Except as modified here, the MLPA remains in full force and effect.

[signatures follow]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

WASHINGTON MUTUAL BANK [fsb]

[a federal savings association]
[a federal savings bank]

By:     _________________________________

Name:_________________________________

Title:  _________________________________

WaMu ASSET ACCEPTANCE CORP. a Delaware corporation By: _________________________________ Name:_________________________________ Title: _________________________________

Acknowledgement of Trader: This Term Sheet accurately reflects the terms and conditions of the sale of the mortgage loans from: ______ [WMB] [WMBfsb] to the Purchaser.

[Signature page to Term Sheet for Washington Mutual Bank [fsb] for [INSERT Series Name] ]

SCHEDULE I

MORTGAGE LOAN SCHEDULE OF WASHINGTON MUTUAL BANK [fsb] *

* To be attached as hard copy or as diskette in “read-only” format.

SCHEDULE II

ANTI-PREDATORY LENDING CATEGORIZATION

[INSERT applicable portions of the Standard & Poor's Levels® Glossary in effect on the Closing Date, similar to the following:]

I.              High-Cost Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Arkansas	Arkansas Home Loan Protection Act, Ark. Code Ann. §§ 23-53-101 et seq. Effective July 16, 2003	High Cost Home Loan
Cleveland Heights, OH	Ordinance No. 72-2003 (PSH), Mun. Code §§ 757.01 et seq. Effective June 2, 2003	Covered Loan
Colorado

Consumer Equity Protection, Colo. Stat. Ann. §§ 5-3.5-101 et seq.

Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Covered Loan
Connecticut	Connecticut Abusive Home Loan Lending Practices Act, Conn. Gen. Stat. §§ 36a-746 et seq. Effective October 1, 2001	High Cost Home Loan
District of Columbia	Home Loan Protection Act, D.C. Code §§ 26-1151.01 et seq. Effective for loans closed on or after January 28, 2003	Covered Loan
Florida	Fair Lending Act, Fla. Stat. Ann. §§ 494.0078 et seq. Effective October 2, 2002	High Cost Home Loan
Georgia (Oct 1, 2002 – Mar 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	High Cost Home Loan
Georgia as amended (Mar 7, 2003 – current)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective for loans closed on or after March 7, 2003	High Cost Home Loan
HOEPA Section 32	Home Ownership and Equity Protection Act of 1994, 15 U.S.C. § 1639, 12 C.F.R. §§ 226.32 and 226.34 Effective October 1, 1995, amendments October 1, 2002	High Cost Loan
Indiana	Indiana Home Loan Practices Act, Ind. Code Ann. §§ 24-9-1-1 et seq. Effective for loans originated on or after January 1, 2005.	High Cost Home Loan
Illinois	High Risk Home Loan Act, Ill. Comp. Stat. tit. 815, §§ 137/5 et seq. Effective January 1, 2004 (prior to this date, regulations under Residential Mortgage License Act effective from May 14, 2001)	High Risk Home Loan
Kansas	Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 et seq. Sections 16a-1-301 and 16a-3-207 became effective April 14, 1999; Section 16a-3-308a became effective July 1, 1999	High Loan to Value Consumer Loan (id. § 16a-3-207) and; High APR Consumer Loan (id. § 16a-3-308a)
Kentucky	2003 KY H.B. 287 – High Cost Home Loan Act, Ky. Rev. Stat. §§ 360.100 et seq. Effective June 24, 2003	High Cost Home Loan
Maine	Truth in Lending, Me. Rev. Stat. tit. 9-A, §§ 8-101 et seq. Effective September 29, 1995 and as amended from time to time	High Rate High Fee Mortgage
Massachusetts	Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq. Effective March 22, 2001 and amended from time to time	High Cost Home Loan
Nevada	Assembly Bill No. 284, Nev. Rev. Stat. §§ 598D.010 et seq. Effective October 1, 2003	Home Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective for loans closed on or after November 27, 2003	High Cost Home Loan
New Mexico	Home Loan Protection Act, N.M. Rev. Stat. §§ 58-21A-1 et seq. Effective as of January 1, 2004; Revised as of February 26, 2004	High Cost Home Loan
New York	N.Y. Banking Law Article 6-l Effective for applications made on or after April 1, 2003	High Cost Home Loan
North Carolina	Restrictions and Limitations on High Cost Home Loans, N.C. Gen. Stat. §§ 24-1.1E et seq. Effective July 1, 2000; amended October 1, 2003 (adding open-end lines of credit)	High Cost Home Loan
Ohio	H.B. 386 (codified in various sections of the Ohio Code), Ohio Rev. Code Ann. §§ 1349.25 et seq. Effective May 24, 2002	Covered Loan
Oklahoma	Consumer Credit Code (codified in various sections of Title 14A) Effective July 1, 2000; amended effective January 1, 2004	Subsection 10 Mortgage
South Carolina	South Carolina High Cost and Consumer Home Loans Act, S.C. Code Ann. §§ 37-23-10 et seq. Effective for loans taken on or after January 1, 2004	High Cost Home Loan
West Virginia	West Virginia Residential Mortgage Lender, Broker and Servicer Act, W. Va. Code Ann. §§ 31-17-1 et seq. Effective June 5, 2002	West Virginia Mortgage Loan Act Loan

II.            Covered Loan Categorization

State/Jurisdiction	Name of Anti-Predatory Lending Law/Effective Date	Category under Applicable Anti-Predatory Lending Law
Georgia (Oct 1, 2002 – Mar 6, 2003)	Georgia Fair Lending Act, Ga. Code Ann. §§ 7-6A-1 et seq. Effective October 1, 2002 – March 6, 2003	Covered Loan
New Jersey	New Jersey Home Ownership Security Act of 2002, N.J. Rev. Stat. §§ 46:10B-22 et seq. Effective November 27, 2003 – July 5, 2004	Covered Home Loan

SCHEDULE III

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF
THE SELLER CONCERNING THE MORTGAGE LOANS

The representations and warranties made, pursuant to Section 3.1 of the MLPA, by Washington Mutual Bank [fsb] with respect to the Mortgage Loans to be sold by it on the Closing Date are subject to the following exceptions:

[None.]

[INSERT applicable exceptions]

1.         Section 3.1(iv) – As of the Cut-Off Date, ___ Mortgage Loans with the following loan numbers were delinquent between __ and __ days:

Loan Numbers:  ____.

2.         Section 3.1(iv) – As of the Cut-Off Date, ___ Mortgage Loans with the following loan number were delinquent more than once in the preceding 12 months between:

Loan Numbers:  ____.

3.         Section 3.1(x) – ___ Mortgage Loans with the following loan numbers had both (i) an Original Loan-to-Value Ratio and (ii) a Current Loan-to-Value Ratio in excess of 80% and were not covered by a Primary Insurance Policy or an FHA insurance policy or a VA guaranty:

Loan Numbers:  ____.

4.         Section 3.1(xviii) – ___ Mortgage Loans with the following loan numbers are Buydown Loans:

Loan Numbers:  ____.

5.         Section 3.1(____) – [other exceptions]:

Loan Numbers:  ____.

EXHIBIT C

CONFIDENTIAL PRICING SUPPLEMENT

This Confidential Pricing Supplement (this “Confidential Pricing Supplement”) is dated _____, by Washington Mutual Bank [fsb], [a federal savings association] [a federal savings bank], as seller (the “Seller”), and WaMu Asset Acceptance Corp., a Delaware corporation, as purchaser (the “Purchaser”).

This Confidential Pricing Supplement is entered into pursuant to the terms and conditions of the Mortgage Loan Purchase and Sale Agreement (the “MLPA”), dated as of [____], 2005, among Washington Mutual Bank, Washington Mutual Bank fsb and the Purchaser, as supplemented and amended by the Term Sheet (the “Term Sheet”), dated the date hereof, between the Seller and the Purchaser and relating to [INSERT Series Name].  All capitalized terms shall have the meanings ascribed to them in the MLPA, unless otherwise defined herein or in the Term Sheet. In the event of any inconsistency between the MLPA and this Confidential Pricing Supplement, the terms of the MLPA shall govern; and in the event of any inconsistency between the Term Sheet and either this Confidential Pricing Supplement or the MLPA, the terms of the Term Sheet shall govern.

For purposes of this Confidential Pricing Supplement and the sale by the Seller to the Purchaser of the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I to the Term Sheet, the Purchase Price Percentage shall be:  ______________.

[signatures follow]

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

WASHINGTON MUTUAL BANK [fsb]

[a federal savings association]
[a federal savings bank]

By:     _________________________________

Name:_________________________________

Title:  _________________________________

WaMu ASSET ACCEPTANCE CORP. a Delaware corporation By: _________________________________ Name:_________________________________ Title: _________________________________

Acknowledgement of Trader: This Confidential Pricing Supplement accurately reflects the terms and conditions of the sale of the mortgage loans from: ______ [WMB] [WMBfsb] to the Purchaser.

[Signature page to Confidential Pricing Supplement for Washington Mutual Bank [fsb] for [INSERT Series Name]]